EXHIBIT NO. 10.16

                                 PROMISSORY NOTE


$64,788,229                                                   New York, New York
                                                        Dated as of May 28, 2003

            FOR VALUE RECEIVED 330 N. WABASH MEZZANINE, L.L.C., a Delaware limited liability company, as maker, having its principal place of business at c/o Prime Group Realty Trust, 77 West Wacker Drive, Chicago, Illinois 60601 ("Borrower"), hereby unconditionally promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, as payee, having an address at 399 Park Avenue, 8th Floor, New York, New York 10022 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Sixty-Four Million Seven Hundred Eighty-Eight Thousand Two Hundred Twenty-Nine and No/100 Dollars ($64,788,229), in lawful money of the United States of America, with interest thereon to be computed from the Closing Date at the Applicable Interest Rate (or, if applicable, the Default Rate), and to be paid in accordance with the terms of this Note and the Loan Agreement (as hereafter defined). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

                            ARTICLE 1: PAYMENT TERMS

            (a) Borrower agrees to pay the principal sum of the Loan and interest on the outstanding principal balance of the Loan from time to time outstanding in accordance with this Note and the Mezzanine Loan Agreement dated the date hereof between Borrower and Lender (such Loan Agreement, as same may be further amended and restated from time to time, is hereinafter referred to as the "Loan Agreement"). The outstanding principal balance of the Loan may only be prepaid in accordance with the Loan Agreement. The outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other amounts due hereunder and under the other Loan Documents, shall be due and payable on the Maturity Date.

            (b) Interest on the outstanding principal balance of the Loan shall accrue at the Applicable Interest Rate and shall be calculated as set forth in clause (c) below. On the Closing Date Borrower shall pay to Lender an amount equal to the interest which will accrue on the outstanding principal balance of this Note from the Closing Date through and including June 14, 2003. Thereafter, monthly installments of interest only shall be paid on each monthly Payment Date commencing on July 9, 2003 and on each subsequent monthly Payment Date up to and including the Maturity Date.

            (c) Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (i) the actual number of days elapsed in the period for which the calculation is being made by (ii) a daily rate based on a three hundred sixty (360) day year by (iii) the then-outstanding principal balance of the Loan.

            (d) All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

            (e) Each payment by Borrower under this Note shall be made in lawful money of the United States of America in immediately available funds by 1:00 p.m., New York City time, on or before the date such payment is due to Lender by deposit to such account as Lender may designate by prior written notice to Borrower.

                      ARTICLE 2: DEFAULT AND ACCELERATION

            Except as otherwise provided in the Loan Agreement or in any other Loan Document, the Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due (subject to applicable cure provisions, if any) or if not paid on the Maturity Date or on the happening of any other Event of Default which continues beyond any applicable grace period.

                          ARTICLE 3: DEFAULT INTEREST

            Borrower does hereby agree that upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate (the "Default Rate") equal to the lesser of (a) the Maximum Legal Rate or (b) the Applicable Interest Rate plus five (5%) percent. The Default Rate shall be computed from the occurrence of the Event of Default until the earliest of the date upon which the Event of Default is cured or waived, the date upon which the Debt is paid in full or the date that Lender otherwise elects. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Pledge Agreement and the other Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence and continuance of any Event of Default.
                           ARTICLE 4: LOAN DOCUMENTS

            This Note is secured by the Pledge Agreement and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Pledge Agreement and the other Loan Documents (each as amended, restated, supplemented or modified from time to time) are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.
                           ARTICLE 5: SAVINGS CLAUSE

            Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness with respect to the Loan to Borrower by Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied on the date such payments were made toward payment of the principal (at par) of any and all then outstanding indebtedness with respect to the Loan to Borrower by Lender, or if there is no such indebtedness, shall immediately be returned to Borrower. Any payments of principal deemed made pursuant to the previous sentence will not be subject to any penalty or premium (notwithstanding Section 2.3.1 of the Loan Agreement to the contrary) and, if any such payments are deemed made, Lender will recalculate the interest that should have been paid after such payment and Borrower's next occurring interest payment will be reduced accordingly.

                           ARTICLE 6: NO ORAL CHANGE

            This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                               ARTICLE 7: WAIVERS

            Except as otherwise specifically provided in the Loan Agreement or in any other Loan Document, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and except to the extent provided in such alteration, amendment and waiver, no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a limited liability company, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the members thereof, and the term "Borrower," as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company shall not thereby be released from any liability, except as otherwise expressly provided in the Loan Agreement.

                              ARTICLE 8: TRANSFER

            Upon the transfer of this Note in accordance with the terms of the Loan Agreement, Lender may deliver all the collateral granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising after (but not on or prior to) the date of transfer, provided that Lender shall retain all rights hereby given to it and obligations hereunder with respect to any liabilities and the collateral not so transferred.

                             ARTICLE 9: EXCULPATION

            The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

                           ARTICLE 10: GOVERNING LAW

            THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

                              ARTICLE 11: NOTICES

            All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                    BORROWER:

                                      330  N.  Wabash   Mezzanine,   L.L.C.,   a
                                      Delaware limited liability company

                                      By:  77 West Wacker  Limited  Partnership,
                                           an Illinois limited partnership,  its
                                           Sole Member

                                           By:  Prime  Group  Realty,   L.P.,  a
                                                Delaware  limited   partnership,
                                                its Administrative Member

                                                By:  Prime Group  Realty  Trust,
                                                     a  Maryland   real   estate
                                                     investment    trust,    its
                                                     Managing General Partner

                                                     By: /s/ Louis G. Conforti
                                                         ---------------------
                                                             Louis G. Conforti
                                                             Co-President